Exhibit 4.15

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 27, 2014 by and among:

(1)            58.com Inc., a company organized under the laws of the Cayman Islands (the “Company”); and

(2)            each of the parties set forth in Exhibit A hereto (each, a “Shareholder,” and collectively, the “Shareholders”).

WHEREAS, the Company desires to repurchase from Shareholders, and each of Shareholders desires to sell to the Company, an aggregate of 7,838,949 Class B ordinary shares of the Company, par value US$0.00001 each (collectively, the “Ordinary Shares”), on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            AGREEMENT TO REPURCHASE AND SELL ORDINARY SHARES.

Subject to the terms and conditions hereof, each of Shareholders hereby agrees to sell to the Company, and the Company hereby agrees to repurchase from such Shareholder, such number of Ordinary Shares as set forth opposite such Shareholder’s name in Exhibit A hereto at a price of US$20.00 per Ordinary Share, or an aggregate repurchase price of US$156,778,980 (the “Repurchase Price”). The Ordinary Shares to be repurchased and sold pursuant to this Section 1 are collectively referred to as the “Repurchase Shares.”

2.            CLOSINGS; DELIVERIES.

The closing of the repurchase and sale of the Repurchase Shares hereunder shall take place simultaneously when the Company issues certain shares in accordance with the Investment Agreement entered into by the Company and the relevant party thereto dated the date hereof or at such other time and place as may be mutually agreed upon by the Company and Shareholders (the “Closing”). At the Closing, the payment of the pro rate portion of the Repurchase Price to each Shareholder (in the amount as set forth opposite such Shareholder’s name in Exhibit A hereto) shall be made by wire transfer in U.S. dollars to an account designated by such Shareholder.

2.1.              Deliveries by Shareholders. At the Closing, each of Shareholders shall deliver to the Company an instrument of transfer, in the form as attached hereto as Exhibit B, duly signed by an authorized signatory of such Shareholder and the share certificates representing the number of Ordinary Shares to be sold by such Shareholder to the Company (as set forth opposite such Shareholder’s name in Exhibit A hereto) for cancellation by the Company.

2.2.              Deliveries by Company. At the Closing, the Company shall deliver to each Shareholders a copy of the relevant page of the Company’s register of members evidencing the cancellation of the Repurchased Shares.

1

3.	REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each of Shareholders, severally and not jointly, represents and warrants to the Company as of the date hereof and the date of the Closing, as follows:

3.1.              Due Authorization. such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder.

3.2.              Title to Repurchase Shares. such Shareholder is the sole record owner of the number of Ordinary Shares to be sold by such Shareholder to the Company (as set forth opposite such Shareholder’s name in Exhibit A hereto) at the Closing, free and clear of any mortgage, pledge, lien, encumbrance, security interest or charge of any kind, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions or other encumbrances of any nature whatsoever.

3.3.              Compliance with Other Instruments and Agreements. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any contract to which such Shareholder is a party or by which it may be bound, (ii) conflict with or result in a breach or violation in any material respect of any applicable laws or the constitutional documents of such Shareholder, or (iii) require any prior consent or approval.

4.	MISCELLANEOUS

4.1.              Governing Law. This Agreement shall be governed by and construed exclusively in accordance the laws of the Cayman Islands.

4.2.              Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the rights and obligations therein may not be assigned by any party thereto without the written consent of the other parties.

4.3.              Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and non-disclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

4.4.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

-- REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

2

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

58.com Inc.

By:	/s/ Jinbo Yao
Name: Jinbo Yao
Title: CEO

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Shareholders:

dcm v, l.p.

By:	/s/ Matthew C. Bonner
Name: Matthew C. Bonner
Title: Authorized Signatory

dcm Affiliates Fund V, l.p.

By:	/s/ Matthew C. Bonner
Name: Matthew C. Bonner
Title: Authorized Signatory

EXHIBIT A

SHAREHOLDERS

Shareholder	Number of Ordinary Shares to be Sold to the Company	Repurchase Price
DCM V, L.P.	7,652,229 Class B ordinary shares	US$	153,044,580
DCM Affiliates Fund V, L.P.	186,720 Class B ordinary shares	US$	3,734,400
Total	7,838,949 Class B ordinary shares	US$	156,778,980

Exhibit b

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED
	,	(amount)

I,	of	(transferor)

,	(address)

hereby sell, assign and transfer unto	58.com Inc.	(transferee)

of	Codan Trust Company (Cayman) Limited, Cricket Square, P.O. Box 2681, Grand Cayman KY1-1111	(address)

(number of shares) Class B Ordinary Shares

of	58.com Inc. (incorporated in the Cayman Islands)	(company name)

Dated this	day of	, 2014

Signed by the Transferor:	In the presence of:

Name:	Witness

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 27, 2014 by and among:

(1)              58.com Inc., a company organized under the laws of the Cayman Islands (the “Company”); and

(2)              Mr. Dong Yang, with business address at 18/F Tower C, Central International Trade Center, Chaoyang District, Beijing, 100022, China (“Shareholder”).

WHEREAS, the Company desires to repurchase from Shareholder, and Shareholder desires to sell to the Company, 862,291 Class B ordinary shares of the Company, par value US$0.00001 each (collectively, the “Ordinary Shares”), on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	AGREEMENT TO REPURCHASE AND SELL ORDINARY SHARES.

Subject to the terms and conditions hereof, Shareholder hereby agrees to sell to the Company, and the Company hereby agrees to repurchase from Shareholder, 862,291 Class B ordinary shares of the Company, at a price of US$20.00 per Ordinary Share, or an aggregate repurchase price of US$17,245,820 (the “Repurchase Price”). The Ordinary Shares to be repurchased and sold pursuant to this Section 1 are collectively referred to as the “Repurchase Shares.”

2.              CLOSINGS; DELIVERIES.

The closing of the repurchase and sale of the Repurchase Shares hereunder shall take place simultaneously when the Company issues certain shares in accordance with the Investment Agreement entered into by the Company and the relevant party thereto dated the date hereof or at such other time and place as may be mutually agreed upon by the Company and Shareholder (the “Closing”). At the Closing, the payment of the Repurchase Price to Shareholder shall be made by wire transfer in U.S. dollars to an account designated by Shareholder.

2.1.              Deliveries by Shareholder. At the Closing, Shareholder shall deliver to the Company an instrument of transfer, in the form as attached hereto as Exhibit A, duly signed by an authorized signatory of Shareholder and the share certificates representing the number of Ordinary Shares to be sold by Shareholder to the Company for cancellation by the Company.

2.2.              Deliveries by Company. At the Closing, the Company shall deliver to Shareholder a copy of the relevant page of the Company’s register of members evidencing the cancellation of the Repurchased Shares.

1

3.	REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to the Company as of the date hereof and the date of the Closing, as follows:

3.1.              Due Authorization. Shareholder has all requisite power, authority and capacity to enter into this Agreement and to perform his obligations hereunder.

3.2.              Title to Repurchase Shares. Shareholder is the sole record owner of the Repurchased Shares, free and clear of any mortgage, pledge, lien, encumbrance, security interest or charge of any kind, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions or other encumbrances of any nature whatsoever.

3.3.              Compliance with Other Instruments and Agreements. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any contract to which Shareholder is a party or by which it may be bound, (ii) conflict with or result in a breach or violation in any material respect of any applicable laws, or (iii) require any prior consent or approval.

4.	MISCELLANEOUS

4.1.              Governing Law. This Agreement shall be governed by and construed exclusively in accordance the laws of the Cayman Islands.

4.2.              Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the rights and obligations therein may not be assigned by any party thereto without the written consent of the other parties.

4.3.              Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and non-disclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

4.4.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

-- REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

2

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

58.com Inc.

By:	/s/ Jinbo Yao
Name: Jinbo Yao
Title: CEO

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Shareholder:

Dong Yang

/s/ Dong Yang
Name: Dong Yang

EXHIBIT A

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED
	,	(amount)

I,	of	(transferor)

,	(address)

hereby sell, assign and transfer unto	58.com Inc.	(transferee)

of	Codan Trust Company (Cayman) Limited, Cricket Square, P.O. Box 2681, Grand Cayman KY1-1111	(address)

(number of shares) Class B Ordinary Shares

of	58.com Inc. (incorporated in the Cayman Islands)	(company name)

Dated this	day of	, 2014

Signed by the Transferor:	In the presence of:

Name:	Witness

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 27, 2014 by and among:

(1)              58.com Inc., a company organized under the laws of the Cayman Islands (the “Company”); and

(2)              SB Asia Investment Fund II L.P., a company organized under the laws of the Cayman Islands (“Shareholder”).

WHEREAS, the Company desires to repurchase from Shareholder, and Shareholder desires to sell to the Company, 8,537,341 Class B ordinary shares of the Company, par value US$0.00001 each (collectively, the “Ordinary Shares”), on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	AGREEMENT TO REPURCHASE AND SELL ORDINARY SHARES.

Subject to the terms and conditions hereof, Shareholder hereby agrees to sell to the Company, and the Company hereby agrees to repurchase from Shareholder, 8,537,341 Class B ordinary shares of the Company, at a price of US$20.00 per Ordinary Share, or an aggregate repurchase price of US$170,746,820 (the “Repurchase Price”). The Ordinary Shares to be repurchased and sold pursuant to this Section 1 are collectively referred to as the “Repurchase Shares.”

2.              CLOSINGS; DELIVERIES.

The closing of the repurchase and sale of the Repurchase Shares hereunder shall take place simultaneously when the Company issues certain shares in accordance with the Investment Agreement entered into by the Company and the relevant party thereto dated the date hereof or at such other time and place as may be mutually agreed upon by the Company and Shareholder (the “Closing”). At the Closing, the payment of the Repurchase Price to Shareholder shall be made by wire transfer in U.S. dollars to an account designated by Shareholder.

2.1.              Deliveries by Shareholder. At the Closing, Shareholder shall deliver to the Company an instrument of transfer, in the form as attached hereto as Exhibit A, duly signed by an authorized signatory of Shareholder and the share certificates representing the number of Ordinary Shares to be sold by Shareholder to the Company for cancellation by the Company.

2.2.              Deliveries by Company. At the Closing, the Company shall deliver to Shareholder a copy of the relevant page of the Company’s register of members evidencing the cancellation of the Repurchased Shares.

1

3.	REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to the Company as of the date hereof and the date of the Closing, as follows:

3.1.              Due Authorization. Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder.

3.2.              Title to Repurchase Shares. Shareholder is the sole record owner of the Repurchased Shares, free and clear of any mortgage, pledge, lien, encumbrance, security interest or charge of any kind, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions or other encumbrances of any nature whatsoever.

3.3.              Compliance with Other Instruments and Agreements. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any contract to which Shareholder is a party or by which it may be bound, (ii) conflict with or result in a breach or violation in any material respect of any applicable laws or the constitutional documents of Shareholder, or (iii) require any prior consent or approval.

4.	MISCELLANEOUS

4.1.              Governing Law. This Agreement shall be governed by and construed exclusively in accordance the laws of the Cayman Islands.

4.2.              Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the rights and obligations therein may not be assigned by any party thereto without the written consent of the other parties.

4.3.              Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and non-disclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

4.4.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

-- REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

2

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

58.com Inc.

By:	/s/ Jinbo Yao
Name: Jinbo Yao
Title: CEO

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Shareholder:

SB Asia Investment Fund II L.P.

By:	/s/ Andrew Y. Yang
Name: Andrew Y. Yang
Title: Authorized Signatory

EXHIBIT A

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED
	,	(amount)

I,	of	(transferor)

,	(address)

hereby sell, assign and transfer unto	58.com Inc.	(transferee)

of	Codan Trust Company (Cayman) Limited, Cricket Square, P.O. Box 2681, Grand Cayman KY1-1111	(address)

(number of shares) Class B Ordinary Shares

of	58.com Inc. (incorporated in the Cayman Islands)	(company name)

Dated this	day of	, 2014

Signed by the Transferor:	In the presence of:

Name:	Witness

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 27, 2014 by and among:

(1)              58.com Inc., a company organized under the laws of the Cayman Islands (the “Company”); and

(2)              WP X Asia Online Investment Holdings Limited, a company organized under the laws of the British Virgin Islands (“Shareholder”).

WHEREAS, the Company desires to repurchase from Shareholder, and Shareholder desires to sell to the Company, 10,365,169 Class B ordinary shares of the Company, par value US$0.00001 each (collectively, the “Ordinary Shares”), on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	AGREEMENT TO REPURCHASE AND SELL ORDINARY SHARES.

Subject to the terms and conditions hereof, Shareholder hereby agrees to sell to the Company, and the Company hereby agrees to repurchase from Shareholder, 10,365,169 Class B ordinary shares of the Company, at a price of US$20.00 per Ordinary Share, or an aggregate repurchase price of US$207,303,380 (the “Repurchase Price”). The Ordinary Shares to be repurchased and sold pursuant to this Section 1 are collectively referred to as the “Repurchase Shares.”

2.              CLOSINGS; DELIVERIES.

The closing of the repurchase and sale of the Repurchase Shares hereunder shall take place simultaneously when the Company issues certain shares in accordance with the Investment Agreement entered into by the Company and the relevant party thereto dated the date hereof (the “Investment Agreement”) or at such other time and place as may be mutually agreed upon by the Company and Shareholder (the “Closing”). At the Closing, the payment of the Repurchase Price to Shareholder shall be made by the Company by wire transfer in U.S. dollars to an account designated by Shareholder.

2.1.              Deliveries by Shareholder. At the Closing, Shareholder shall deliver to the Company an instrument of transfer, in the form as attached hereto as Exhibit A, duly signed by an authorized signatory of Shareholder and the share certificates (the “Original Share Certificates”) representing the number of Ordinary Shares to be sold by Shareholder to the Company for cancellation by the Company.

2.2.              Deliveries by Company. At the Closing, the Company shall deliver to Shareholder (i) the Repurchase Price and (ii) a copy of the relevant page of the Company’s register of members evidencing the cancellation of the Repurchased Shares. Promptly after the Closing, the Company shall deliver to Shareholder share certificate(s) registered in the name of Shareholder with respect to the remaining Ordinary Shares held by Shareholder.

1

3.	REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to the Company as of the date hereof and the date of the Closing, as follows:

3.1.              Due Authorization. Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder.

3.2.              Title to Repurchase Shares. Shareholder is the sole record owner of the Repurchased Shares, free and clear of any mortgage, pledge, lien, encumbrance, security interest or charge of any kind, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions or other encumbrances of any nature whatsoever, except such encumbrance imposed by the Company (including by the currently effective memorandum and articles of association of the Company), if any.

3.3.              Compliance with Other Instruments and Agreements. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any material violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a material default under any contract to which Shareholder is a party or by which it may be bound, (ii) conflict with or result in a breach or violation in any material respect of any applicable laws or the constitutional documents of Shareholder, or (iii) require any prior third-party consent or approval.

4.	REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company represents and warrants to the Shareholder as of the date hereof and the date of the Closing, as follows:

4.1.              Due Authorization. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder.

4.2.              Compliance with Other Instruments and Agreements. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any material violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a material default under any contract to which the Company is a party or by which it may be bound, (ii) conflict with or result in a breach or violation in any material respect of any applicable laws or the constitutional documents of the Company, or (iii) require any prior third-party consent or approval.

5.	TERMINATION

5.1.              Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a)              by the mutual written consent of each party hereto;

2

(b)              by the Shareholder or the Company if the Closing shall not have occurred on or before July 15, 2014; provided that such right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)              by the Shareholder if there is any amendment to the Investment Agreement or the parties to the Investment Agreement enter into any other agreements except for those agreements which have been disclosed to Shareholder prior to or concurrently with the execution of this Agreement, and which are executed in substantially the same form as then disclosed to Shareholder; or

(d)              by either party in the event that any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official (including any political subdivision thereof) shall have issued a judgment, order, injunction or decree (“Judgment”) or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Judgment or other action shall have become final and non-appealable.

The party desiring to terminate this Agreement pursuant to Section 1.01(b)Sections 5.1(b), 5.1(c), or 5.1(d) shall give written notice of such termination to the other party hereto specifying the provision hereof pursuant to which such termination is made.

5.2.              Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and of no further force or effect (except Article 6, which shall survive such termination) and there shall be no liability on the part of any party hereto except that nothing herein shall relieve any party from any liability for any breach of this Agreement.

6.	MISCELLANEOUS

6.1.              Governing Law; Arbitration. This Agreement shall be governed by and construed exclusively in accordance the laws of the Cayman Islands. In the event the parties are unable to settle a dispute between them regarding this Agreement, such dispute shall be referred to and finally settled by arbitration in Hong Kong under the auspices of the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules ("UNCITRAL Rules") then in effect, which rules are deemed to be incorporated by reference into this Section 6.1, subject to the following: (i) the arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules, and at least one arbitrator is licensed to practice Cayman Islands law; and (ii) the language of the arbitration shall be English. The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award. The prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Notwithstanding the foregoing, the request by any party hereto for specific performance or preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated in any court of competent jurisdiction, and nothing herein shall be construed to limit the ability of any party hereto to seek and obtain such relief.

3

6.2.              Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the rights and obligations therein may not be assigned by any party thereto without the written consent of the other parties.

6.3.              Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and non-disclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

6.4.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

-- REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

4

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

58.com Inc.

By:	/s/ Jinbo Yao
Name: Jinbo Yao
Title: CEO

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Shareholder:

WP X Asia Online Investment Holdings Limited

By:	/s/ Timothy J.Curt
Name: Timothy J.Curt
Title: Director

EXHIBIT A

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED
	,	(amount)

I,	of	(transferor)

,	(address)

hereby sell, assign and transfer unto	58.com Inc.	(transferee)

of	Codan Trust Company (Cayman) Limited, Cricket Square, P.O. Box 2681, Grand Cayman KY1-1111	(address)

(number of shares) Class B Ordinary Shares

of	58.com Inc. (incorporated in the Cayman Islands)	(company name)

Dated this	day of	, 2014

Signed by the Transferor:	In the presence of:

Name:	Witness